Exhibit 10.1

SHAREHOLDER RIGHTS PLAN EXCEPTION AGREEMENT

This Shareholder Rights Plan Exception Agreement (hereinafter, “Agreement”) is entered into and effective as of April 15, 2016, by and between RealNetworks, Inc., a Washington corporation (hereinafter, “RealNetworks”), and Ariel Investments, LLC, a Delaware limited liability company (hereinafter, “Ariel”).

Whereas Ariel is an investment adviser registered with the United States Securities and Exchange Commission under the Investment Advisers Act of 1940, and provides investment management services to Ariel’s investment management clients.

Whereas RealNetworks is party to an Amended and Restated Shareholder Rights Plan, dated as of December 2, 2008 (hereinafter, and as may be amended from time to time, “Rights Plan”).

Whereas Rights Plan provides that any Person (as defined in Rights Plan) who becomes the Beneficial Owner (as defined in Rights Plan) of 15% or more of the Common Shares (as defined in Rights Plan) shall become an Acquiring Person (as defined in Rights Plan).

Whereas Ariel desires to become the Beneficial Owner of 15% or more of the Common Shares but not more than 19.9% of the Common Shares.

Whereas RealNetworks has determined that it is in the best interests of RealNetworks and its shareholders to permit Ariel, subject to its compliance with the terms and conditions of this Agreement, to become the Beneficial Owner of additional Common Shares.

Now, therefore, RealNetworks and Ariel agree as follows:

1.
RealNetworks shall permit Ariel, together with all of its Affiliates (as defined in Rights Plan) and Associates (as defined in Rights Plan), to become the Beneficial Owner of no more than 19.9% of the Common Shares then outstanding.

2.
So long as Rights Plan or any successor thereto is in effect, to the extent that Ariel, together with all of its Affiliates and Associates, is the Beneficial Owner of 15% or more of the Common Shares, then, in connection with (i) any meeting of the shareholders of RealNetworks, (ii) any action by written consent of the shareholders of RealNetworks in lieu of a meeting or (iii) any other action by the shareholders of RealNetworks, Ariel, together with its Affiliates and Associates, will not, directly or indirectly, exercise, permit or cause to be exercised any voting or other related rights (including, but not limited to, the right to a call a special meeting of the shareholders of RealNetworks) with respect to Common Shares for which Ariel is the Beneficial Owner and that are in excess of 15% of the Common Shares outstanding on the record date for such meeting, action by written consent or other action.

3.
Ariel represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of Ariel, enforceable against it in accordance with its terms; (b) as of the date of this Agreement, Ariel is the Beneficial Owner of 5,425,727 Common Shares; and (c) neither it nor its Affiliates or Associates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to any Common Shares.

Exhibit 10.1

4.
This Agreement shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

5.
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.
The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither party would have entered into this Agreement. No party will raise any objections to (a) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the other party; and (b) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

7.
This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. This Agreement is for the sole and exclusive benefit of Ariel and RealNetworks.

Exhibit 10.1

8.
Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Signature page follows.]

Agreed:

REALNETWORKS, INC.    ARIEL INVESTMENTS, LLC

_____________________________    _____________________________
By:    Michael Parham    Mareilé B. Cusack
Its:    Senior Vice President, General    Senior Vice President, General Counsel
Counsel and Corporate Secretary

[Signature page to Shareholder Rights Plan Exception Agreement]

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